UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 25, 2007

Paradigm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Wyoming (State or other jurisdiction of incorporation)	09-154 (Commission File Number)	83-0211506 (IRS Employer Identification No.)

9715 Key West Avenue, Third Floor, Rockville, Maryland 20850
(Address of principal executive offices) (Zip code)

(301) 468-1200
Registrant's telephone number, including area code

None
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On July 25, 2007, Paradigm Holdings, Inc., a Wyoming corporation (the “Company”) sold 1,800 shares of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) in a private equity transaction with accredited investors (the “Investors”) for total gross proceeds received by the Company of $1.8 million. In addition, the Company issued to the Investors in connection with the private equity transaction a total of 149,400 warrants. The Series A Preferred Stock Certificate of Designation and the form of warrant issued to the Investors are attached hereto as exhibits.

Included in the Investors were the following officers and directors of the Company:

INDIVIDUAL	TITLE	SUBSCRIPTION AMOUNT IN DOLLARS	NUMBER OF PREFERRED SHARES PURCHASED	NUMBER OF WARRANTS RECEIVED

Peter LaMontagne	President, CEO and Director	$100,000	100	8,300
Richard Sawchak	SVP and CFO	$100,000	100	8,300
John A. Moore	Director	$500,000	500	41,500
Francis X. Ryan (1)	Director	$100,000	100	8,300

_____________________
(1)
Semper Finance and USA Asset Acquisition Corp. each purchased $50,000 of Series A Preferred Stock and received 4,150 warrants. Mr. Ryan is the President to each of these entities and controls the investment decisions of these entities.

Noble Financial Group (“Noble”) acted as the placement agent to the Company, and received fees related to the transaction consisting of:

•	$70,000 in cash, and
•	warrants to purchase 83,333 common shares of the Company at $1.20 per common share.

ITEM 7.01 REGULATION FD DISCLOSURE.

On July 31, 2007, the Company issued a press release with respect to entering into the private equity transaction with the Investors. A copy of the press release is attached hereto as Exhibit 99.3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 99.1	Certificate of Designation for Series A Preferred Stock	Provided herewith
Exhibit 99.2	Form of Warrant issued to Investors	Provided herewith
Exhibit 99.3	Press Release	Provide herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.
Date: July 31, 2007
	By:	/s/ Richard Sawchak
Richard Sawchak
Chief Financial Officer